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                                                                    EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

                       Subsidiary or                 Percent of    State of
Parent                 Organization                  Ownership     Incorporation
------                 ------------                  ---------     -------------
Peekskill Financial    First Federal Savings Bank    100%          Federal
     Corporation